Exhibit 1.2

JPMORGAN CHASE & CO.

[SECURITIES TITLE]

UNDERWRITING AGREEMENT

[DATE]

[LEAD REPRESENTATIVE]

As Representative of

the several Underwriters

listed in Schedule A hereto

c/o [LEAD REPRESENTATIVE]

[ADDRESS]

Ladies and Gentlemen:

1. Introductory. JPMorgan Chase & Co., a Delaware corporation (the “Company”), proposes to issue and sell $[        ] principal amount of its [SECURITIES TITLE] (the “Securities”). The Securities will be issued under an indenture dated as of [                    ] (the “Indenture”), between the Company and [                    ], as trustee (the “Trustee”). The Company hereby agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) as follows:

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Prospectus Supplement, subject to completion, dated [                    ](including the related Basic Prospectus dated [                    ]), (the “Preliminary Prospectus”) and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act of 1933, as amended (the “Act”)) listed on Annex B hereto.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement on Form S-3 (No. 333-[            ]) relating to the Securities has been filed with the Securities and Exchange Commission (the “Commission”). Such Registration Statement (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness and all documents incorporated therein by reference) is hereinafter referred to as the “Registration Statement”. As used herein, “Basic Prospectus” means the prospectus (including all documents incorporated therein by reference) relating to the

Registration Statement, in the form in which such prospectus has most recently been filed, or transmitted for filing, with the Commission on or prior to the date hereof (but without regard to any prospectus supplements relating specifically to securities other than the Securities); and “Prospectus” means the Basic Prospectus together with the prospectus supplement (including all documents incorporated therein by reference) specifically relating to the Securities, as such prospectus supplement is first filed with the Commission on or after the date hereof pursuant to Rule 424(b) under the Act; provided, however, that if a previously unfiled form of prospectus with an issue date later than the issue date of the Basic Prospectus is to be filed with the Commission together with the prospectus supplement relating to the Securities, then “Prospectus” means such new form of prospectus (including all documents incorporated therein by reference) together with such prospectus supplement (including all documents incorporated therein by reference) as first filed with the Commission on or after the date hereof pursuant to Rule 424(b) under the Act.

(b) The Registration Statement (as of each effective date) conformed, the Registration Statement (as of the date hereof) conforms, and the Time of Sale Information and the Prospectus (when filed with the Commission) and any amendments and supplements to the Registration Statement or the Time of Sale Information and the Prospectus will conform, in all respects to the applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the Rules and Regulations (as hereinafter defined); the Registration Statement (as of each effective date) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Registration Statement (as of the date hereof) does not, and the Registration Statement, the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus (at any time when a prospectus relating to the Securities is required, or required but for Rule 172 under the Act, to be delivered under the Act) will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made); provided that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of the Securities through the Representative (as hereinafter defined) expressly for use in the Prospectus, as amended or supplemented, relating to such Securities.

(c) Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing under the Exchange Act on or after the date hereof of any document deemed to be incorporated therein by reference. “Rules and Regulations” means the respective rules and regulations of the Commission under the Act, the Exchange Act and the Trust Indenture Act.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to it with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be performed on behalf of the Company.

(e) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date (as defined below), will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(f) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to, and will not make, use, prepare, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or the solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i), (ii) or (iii) below) an “Issuer Free Writing Prospectus”) other than (i) the Preliminary Prospectus, (ii) the Prospectus, (iii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act and (iv) the documents listed on Annex B hereto and other written communications approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Issuer Free Writing Prospectus.

(g) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; the Company is entitled to issue the Securities pursuant to the Registration Statement and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission.

(h) The Company is an ineligible issuer as defined under the Act in connection with the offering of the Securities.

3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of [    ]% of the principal amount of the Securities, in each case plus accrued interest from [                    ] to the Closing Date (as defined below), the respective principal amounts of the Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Securities to J.P. Morgan Securities LLC (the “Representative”) for the respective accounts of the Underwriters, against payment of the purchase price by wire transfer in immediately available funds payable to the Company, at 270 Park Avenue, New York, New York, at 10:00 a.m., New York time, on the date of issuance, or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the “Closing Date”. The Securities so to be delivered will be issued in the form of one or more fully registered global securities, which will be deposited with, or in accordance with the instructions of, The Depository Trust Company (the “Depositary”) and registered in the name of the Depositary’s nominee.

4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

(a) Each Underwriter represents, warrants and agrees [INSERT ANY RELEVANT OFFERING RESTRICTIONS].

(b) Each Underwriter hereby represents and agrees that:

(i) It has not and will not use, authorize the use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes the use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (1) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 2(f) above or (2) any other free writing prospectus that contains only descriptions of the terms of the Securities or of the offering of the Securities (an “Underwriter Free Writing Prospectus”), it being understood that for purposes of this Agreement any such Underwriter Free Writing Prospectus will not constitute an Issuer Free Writing Prospectus.

(ii) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause 4(b)(i)(1) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(iii) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to the first use of such term sheet.

(iv) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated at any time when a prospectus relating to the Securities is required, or required but for Rule 172 under the Act, to be delivered under the Act).

5. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

(a) The Company will cause the Prospectus (or, if permitted by Rule 424(c) under the Act, the prospectus supplement relating to the Securities that forms a part thereof), properly completed, to be filed with the Commission pursuant to Rule 424(b)(2) (or, if applicable and consented to by you, pursuant to Rule 424(b)(5)) within the time periods prescribed by Rule 424(b) and Rule 430A, 430B or 430C under the Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act; and will provide evidence satisfactory to you of such timely filing. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date. The Company will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (other than an amendment or a supplement relating solely to an offering of securities other than the Securities or by reason of filing a report under the Exchange Act that is incorporated by reference in the Registration Statement or the Prospectus and does not relate specifically to the Securities); the Company will also advise you promptly of the filing of any such amendment or supplement, and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, any proceedings under Section 401(g)(2) under the Act or any proceeding pursuant to Section 8A of the Act, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting if issued; before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Underwriters reasonably object.

(b) (i) If at any time when a prospectus relating to the Securities is required to be delivered under the Act (or required to be delivered but for Rule 172 under the Act) any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and (ii) if at any time prior to the Closing Date any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (a) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading. The expense of complying with the requirements of this Section 5(b) shall be borne (1) during the period of nine months after the date of this Agreement, by the Company, and (2) after the expiration of such nine-month period, by you, if you request copies of the Prospectus or of an amendment or amendments of or a supplement or supplements to the Prospectus.

(c) As soon as practicable but in no event later than 16 months after the date of this Agreement, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company will furnish to you copies of the Registration Statement (including all exhibits), the Prospectus, each Issuer Free Writing Prospectus (to the extent not previously delivered) and all amendments and supplements to such documents, in each case as soon as available in such quantities as you request (and will make available to your counsel a manually executed copy of the Registration Statement and manually executed copies of all amendments thereto to the extent not previously furnished to such counsel, in each case with all exhibits).

(e) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

(f) During the period of two years hereafter, and if not publicly available through the Commission’s website, the Company will furnish to you from time to time, such information concerning the Company as you may reasonably request.

(g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse you for any expenses (including fees and disbursements of counsel) incurred by you in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto and for any fees charged by investment rating agencies for the rating of the Securities.

(h) From the date of this Agreement through the close of business on the Closing Date, the Company will not, without your prior consent, offer or sell (other than upon exercise of warrants therefor), any of its unsubordinated debt securities or any of its subordinated debt securities (regardless of maturity) other than the Securities.

(i) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose, pursuant to Rule 401(g)(2) under the Act or pursuant to Section 8A under the Act, shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.

(b) Since the respective dates as of which information is given in the Time of Sale Information and the Prospectus, there shall not have been any change in the consolidated long-term debt of the Company and its subsidiaries (other than changes resulting from the accretion of premium or amortization of debt discount on long-term debt and changes resulting from the issuance of debt securities by the Company that have occurred, and have been disclosed by the Company to the Underwriters, prior to the date hereof), any change in the capital stock of the Company (except for increases in outstanding capital stock that are not material), or any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, viewed as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which, in any such case, is, in the judgment of a majority in interest of the Underwriters after discussion with the Company, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(c) You shall have received an opinion letter of Simpson Thacher & Bartlett LLP, counsel for the Company, or such other counsel as is acceptable to the Representative, including in-house counsel, dated the Closing Date, to the effect that:

(i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of Delaware, and JPMorgan Chase Bank, National Association has been duly formed and is validly existing as a national banking association under the laws of the United States, in each case with full corporate power and authority to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(ii) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act, and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(iii) The Securities have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee or The Bank of New York Mellon as Authenticating Agent under the Indenture and on behalf of the Trustee, and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(iv) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(v) The issue and sale of the Securities by the Company and the execution, delivery and performance by the Company of this Underwriting Agreement and the execution and delivery by the Company of the Indenture will not breach, or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement or any of the Company’s reports filed pursuant to the Exchange Act identified in such opinion (collectively the “Exchange Act Documents”), nor will such actions violate the Certificate of Incorporation or By-laws of the Company or any federal or New York State statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York State statute or the Delaware General Corporation Law or any order known to such counsel issued pursuant to any federal or New York State statute or the Delaware General Corporation Law by any federal or New York State court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or any Delaware State court or governmental agency or body acting pursuant to the Delaware General Corporation Law, except that it is understood that no opinion is given in this paragraph (v) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

(vi) No consent, approval, authorization, order, registration or qualification of or with any federal or New York State governmental agency or body or any Delaware State governmental agency or body acting pursuant to the Delaware General Corporation Law or, to such counsel’s knowledge, any federal or New York State court or any Delaware State court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Securities by the Company, except such as have been obtained under the Act and the Exchange Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(vii) The statements made in the Time of Sale Information and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities,” [INSERT OTHER RELEVANT CAPTIONS] insofar as they relate to the Securities and purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of such documents in all material respects.

(viii) The Registration Statement has become effective under the Act, and the Prospectus was filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act; and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

(ix) To the knowledge of such counsel, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein which are not described and filed or incorporated by reference as required.

(d) You shall have received a letter of Simpson Thacher & Bartlett LLP, counsel for the Company, dated the Closing Date, to the effect that:

(i) each of the Registration Statement as of the date it first became effective under the Act, and the Prospectus, as of the date of this Underwriting Agreement, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel shall express no view with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents; and

(ii) nothing has come to such counsel’s attention that has caused it to believe that (A) the Registration Statement (including the Exchange Act Documents incorporated or deemed incorporated by reference therein and the Prospectus deemed to be a part thereof), as of the date of this Underwriting Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Time of Sale Information (including the Exchange Act Documents incorporated by reference or deemed incorporated by reference therein), as of the time of the pricing of the offering of the Securities on the date of this Underwriting Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) that the Prospectus (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of the date of this Underwriting Agreement or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel shall express no belief in any of clauses (A), (B) or (C) above with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Time of Sale of Information, the Prospectus or the Exchange Act Documents.

(e) You shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus, and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) You shall have received a certificate of the Chairman, the Chief Executive Officer, any Vice Chairman, any Executive Vice President, the Chief Financial Officer, the Chief Operating Officer, the Corporate Treasurer or any Managing Director, dated the Closing Date, in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or, to the best of his or her knowledge, are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the Time of Sale Information and the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries except as set forth or contemplated in the Time of Sale Information and the Prospectus or as described in such certificate.

(g) You shall have received letters of PricewaterhouseCoopers LLP, dated the date of this Agreement and the Closing Date, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, and stating in effect that (i) in their opinion the financial statements and schedules examined by them and included in the Time of Sale Information and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited financial statements in the Time of Sale Information and the Prospectus, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, or are not stated on a basis substantially consistent with that of the audited financial statements included in the Time of Sale Information and the Prospectus, (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to such Closing Date, there was any change in the common stock, preferred stock or long-term debt of the Company and its consolidated subsidiaries or any decrease (other than as occasioned by the declaration of regular dividends) in consolidated stockholders’ equity of the Company and its consolidated subsidiaries as compared with amounts shown on the latest audited annual or unaudited quarterly (whichever the case may be) balance sheet included in the Time of Sale Information and the Prospectus or (C) for the period from the date of the latest audited income statement included in the Time of Sale Information and the Prospectus to the date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in the consolidated net income of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases set forth in such letter or which the Time of Sale Information and the Prospectus discloses have occurred or may occur, and (iii) they have compared certain agreed dollar amounts (or percentages derived from such dollar amounts) and other financial information (and ratios) included in the Time of Sale Information and the Prospectus (to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter. For purposes of this subsection, “Prospectus” shall mean the prospectus as amended and supplemented on the date of such letter. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

7. Indemnification. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have. The Company acknowledges that the statements set forth in [                    ] in the prospectus supplement forming a part of the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus or any Issuer Free Writing Prospectus, and you confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

(d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Securities (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Underwriter or any person controlling such Underwriter shall be obligated to make a contribution hereunder that in the aggregate exceeds the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Securities hereunder and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, you may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur is more than the above principal amount and arrangements satisfactory to you and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Termination. This Agreement shall be subject to termination, by notice given to the Company prior to delivery of and payment for the Securities, if (a) prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) trading in the common stock of the Company on the New York Stock Exchange shall have been suspended, (iii) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York authorities or (iv) there shall have occurred any outbreak of hostilities or escalation thereof or other calamity or crisis having an adverse effect on the financial markets of the United States and (b) the occurrence or consequences of any one or more of such events, in the reasonable judgment of the Representative, shall have made it impracticable to market the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the

Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the several Underwriters is not consummated, the Company shall remain responsible for expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect.

11. Notices. All communications hereunder will be in writing, and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to [                    ], or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 270 Park Avenue, New York, N.Y. 10017, Attention: Office of the Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed to such Underwriter at its address furnished to the Company by such Underwriter.

12. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed signature page to this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and you in accordance with its terms.

JPMORGAN CHASE & CO.

by
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written. [ ]

by: [ ]

by
Name:
Title:

On behalf of each of the Underwriters